Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non- renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 52. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Page 2 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of 4 Directors, Equity Research Coverage and Rating Agencies Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income Detail (NOI) 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant 24 Compliance Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Land Properties 33 Corporate Headquarters: Redevelopment, Development and Held For Sale Properties 34 th Under Construction and Future Value Creation Projects 35 11601 Wilshire Boulevard, 9 Floor, Los Angeles, CA 90025 (310) 445-5700 Value Creation Project Images—Recently Completed, Under Construction and 37 Planned Office Tenant Industry Diversification 38 Website: Fifteen Largest Office Tenants 39 Office Property Leasing Activity 41 HudsonPacificProperties.com Commenced Office Leases with Non-Recurring Upfront Abatements 43 Uncommenced Office Leases—Next Eight Quarters 44 NYSE Trading Symbol: Backfilled Office Leases—Next Eight Quarters 45 HPP Expiring Office Leases—Next Eight Quarters 47 Expiring Office Leases—Annual 50 Investor Relations: Definitions and Reconciliations 51 Laura Campbell Definitions 52 Senior Vice President, Investor Relations and Marketing (310) 622-1702 Reconciliation of Net Income (Loss) to Net Operating Income 54 Reconciliation of Net Income (Loss) to Company's Share of Net Operating 55 Income Total Revenues Components 56 Page 3 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the leading institutional owner of office space in Silicon Valley, the largest independent owner/operator of studios in Los Angeles, and our portfolio totals nearly 19 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to Third Quarter 2018)

- Net income attributable to common stockholders of $58.8 million ($0.38 per diluted share) compared to $17.4 million ($0.11 per diluted share)
- FFO, excluding specified items, of $79.6 million ($0.51 per diluted share) compared to $73.3 million ($0.47 per diluted share)
- Total revenue increased 15.2% to $208.2 million

Office Highlights

- Executed 71 new and renewal leases totaling 551,721 square feet, with GAAP and cash rent growth of 26.2% and 12.5%, respectively, including:
    - 92,450-square-foot renewal with Github at 275 Brannan and 625 Second through July 2025
    - 65,217-square-foot lease with Auris Health at Skyway Landing and 333 Twin Dolphin through November 2022
    - 40,341-square-foot renewal and a 7,448 expansion with Coherus Biosciences at 333 Twin Dolphin through September 2024
- Stabilized and in-service office portfolios were 96.4% and 94.7% leased, respectively
- Net operating income and cash net operating income for the 35 same-store properties increased 8.0% and 7.5%, respectively

Studio Highlights

- Trailing 12-month occupancy for the three same-store studio properties was 92.8%
- Net operating income and cash net operating income for the three same-store studio properties increased 22.9% and 29.3%, respectively

Dispositions

- Sold Campus Center improvements for $70.3 million (before credits, prorations and closing costs) and Campus Center land for $78.1 million (before credits, prorations and closing costs)

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Post-Quarter Highlights

- Placed in service 302,102-square-foot EPIC creative office development, which is fully pre-leased to Netflix
- Issued $400.0 million of 3.25% senior notes due January 2030
- Received upgraded credit rating from Moody's to Baa2 with a stable outlook

Guidance

- Increased full-year 2019 FFO guidance to $2.00 to $2.06 per diluted share, excluding specified items
- Increased office and studio same-store cash NOI growth assumption midpoints 5.5% and 7.5%, respectively

Conference Call Information:

Wednesday, October 30, 2019 at 11:00 AM PST / 2:00 PM EST

(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Corporate Data[1]

Unaudited, in thousands, except per share data

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Number of office properties owned	52	53	52	52	51
Office square feet[2]	14,852,478	15,321,814	13,866,793	13,853,401	13,498,837
Stabilized office leased rate as of end of period[3]	96.4%	96.6%	95.2%	95.4%	94.6%
In-service office leased rate as of end of period[4]	94.7%	94.5%	92.9%	93.0%	91.4%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][5]	1,213,203	1,171,707	1,171,707	1,171,707	1,204,927
Same-store studio leased rate as of end of period[6]	92.8%	92.6%	92.4%	91.6%	88.9%
Non-same-store studio square feet[2]	11,200	52,696	52,696	52,696	41,496
Non-same-store studio leased rate as of end of period[7]	93.4%	100.0%	100.0%	100.0%	100.0%
Number of land properties owned[8]	7	8	6	6	6
Land properties estimated square feet[8]	2,681,376	3,627,726	2,639,562	2,639,562	2,639,562
Total portfolio square feet	18,758,257	20,173,943	17,730,758	17,717,366	17,384,822
Company's Share of Debt[9][10]	$ 2,804,550	$ 2,910,690	$ 2,699,602	$ 2,604,746	$ 2,314,884
Company's Share of Market Capitalization[9][10]	$ 8,074,653	$ 8,158,747	$ 8,106,133	$ 7,157,173	$ 7,494,193
Company's Share of Debt/Company's Share of Market Capitalization[9][10]	34.7%	35.7%	33.3%	36.4%	30.9%
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.51	$ 0.48	$ 0.49	$ 0.49	$ 0.47
Range of closing prices[11]	$ 32.96 - 35.41	$ 32.54 - 35.34	$ 27.53 - 34.72	$ 27.42 - 32.72	$ 31.31 - 35.68
Closing price at quarter end	$ 33.46	$ 33.27	$ 34.42	$ 29.06	$ 32.72
Weighted Average Fully Diluted Common Stock/Units Outstanding[10]	156,011	156,175	155,870	155,716	157,238
Shares of Common Stock/Units Outstanding at End of Period[10]	157,505	157,741	157,075	156,656	158,292

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Stabilized office leased rate excludes the lease-up, land, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(4) In-service office leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(5) Same-store studio defined as all properties owned and included in our studio portfolio as of July 1, 2018 and still owned and included in our studio portfolio as of September 30, 2019. Same-store studio square feet excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(6) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(7) The percent leased as of September 30, 2019 for non-same-store studio is the average percent leased for 6660 Santa Monica Boulevard, which was acquired on October 23, 2018.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 23 for additional detail.
(10) See definitions starting on page 52.
(11) For the quarter indicated.

Page 5 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer and President Executive Vice President, General Counsel and Secretary Mark Lammas Chief Operating Officer, Chief Financial Laura Campbell Officer and Treasurer Senior Vice President, Investor Relations and Marketing Alex Vouvalides Chief Investment Officer Derric DuBourdieu Senior Vice President, Leasing Christopher Barton Executive Vice President, Development and Drew B. Gordon Capital Improvements Senior Vice President, Northern California Joshua A. Hatfield Executive Vice President, Operations Gary Hansel Senior Vice President, Southern Harout Diramerian California Chief Accounting Officer Bill Humphrey Steven Jaffe Senior Vice President, Sunset Studios Chief Risk Officer Andrea Rupp Dale Shimoda Senior Vice President, Human Resources Executive Vice President, Finance Andy Wattula Arthur X. Suazo Senior Vice President, Pacific Northwest Executive Vice President, Leasing Chuck We Senior Vice President, Western Canada Page 6 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Christy Haubegger Chairman of the Board, Chief Executive Officer Executive Vice President and Chief and President, Hudson Pacific Properties, Inc. Enterprise Inclusion Officer, WarnerMedia Theodore R. Antenucci Mark D. Linehan President and Chief Executive Officer, President and Chief Executive Officer, Catellus Development Corporation Wynmark Company Richard B. Fried Robert M. Moran, Jr. Managing Member, Farallon Capital Co-Founder and Co-Owner, FJM Management, L.L.C. Investments LLC Jonathan M. Glaser Barry A. Porter Managing Member, JMG Capital Management Managing General Partner, Clarify LLC Partners L.P. Robert L. Harris II Andrea Wong Executive Chairman (retired), Acacia Research President (retired), International Corporation Production, Sony Pictures Television Page 7 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Equity Research Coverage Bank of America Merrill Lynch Mizuho James Feldman Haendel St. Juste (646) 855-5808 (212) 209-9300 Barclays Capital Morgan Stanley Ross Smotrich | Upal Rana Vikram Malhotra (212) 526-2306 | (212) 526-4887 (212) 761-7567 BTIG Robert W. Baird & Company Tom Catherwood David Rodgers (212) 738-6140 (216) 737-7341 Citigroup Sandler O’Neill + Partners Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Scotiabank Barry Oxford Nicholas Yulico (212) 240-9871 (212) 225-6904 Green Street Advisors SMBC Nikko Securities Daniel Ismail Richard Anderson (949) 640-8780 (646) 521-2351 KeyBanc Capital Markets Wells Fargo Securities Craig Mailman Blaine Heck (917) 368-2316 (443) 263-2949 Rating Agencies Fitch Ratings Moody’s Investor Service Standard & Poor’s Stephen Boyd Alice Chung Fernanda Hernandez (212) 908-9153 (212) 553-2949 (212) 438-1347 Page 8 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Consolidated Balance Sheets In thousands, except share data September 30, 2019 December 31, 2018 (Unaudited) ASSETS Investment in real estate, net $ 6,320,672 $ 6,363,906 Cash and cash equivalents 56,777 53,740 Restricted cash 12,562 14,451 Accounts receivable, net 15,432 14,004 Straight-line rent receivables, net 181,971 142,369 Deferred leasing costs and lease intangible assets, net 294,959 279,896 U.S. Government securities 142,268 146,880 Operating lease right-of-use asset 270,318 — Prepaid expenses and other assets, net 69,152 55,633 Investment in unconsolidated real estate entity 64,183 — TOTAL ASSETS $ 7,428,294 $ 7,070,879 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,728,387 $ 2,623,835 In-substance defeased debt 135,846 138,223 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 261,272 175,300 Operating lease liability 273,624 — Lease intangible liabilities, net 34,717 45,612 Security deposits and prepaid rent 64,474 68,687 Total liabilities 3,564,456 3,117,793 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 122,216 113,141 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 154,414,452 shares and 154,371,538 shares outstanding at September 30, 1,543 1,543 2019 and December 31, 2018, respectively Additional paid-in capital 3,442,136 3,524,502 Accumulated other comprehensive (loss) income (2,727) 17,501 Total Hudson Pacific Properties, Inc. stockholders’ equity 3,440,952 3,543,546 Non-controlling interest—members in consolidated entities 269,662 268,246 Non-controlling interest—units in the operating partnership 21,193 18,338 Total equity 3,731,807 3,830,130 TOTAL LIABILITIES AND EQUITY $ 7,428,294 $ 7,070,879 Page 10 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
REVENUES				
Office				
Rental[1]	$ 179,197	$ 129,963	$ 521,650	$ 389,777
Tenant recoveries[1]	—	24,615	—	67,479
Service revenues and other[1]	6,818	6,868	19,270	19,272
Total office revenues	**186,015**	**161,446**	**540,920**	**476,528**
Studio				
Rental[1]	11,086	11,731	38,001	32,822
Tenant recoveries[1]	—	299	—	1,153
Service revenues and other[1]	11,117	7,222	23,342	19,482
Total studio revenues	**22,203**	**19,252**	**61,343**	**53,457**
Total revenues	**208,218**	**180,698**	**602,263**	**529,985**
OPERATING EXPENSES				
Office operating expenses	66,969	57,295	188,680	164,475
Studio operating expenses	11,440	10,511	32,088	28,714
General and administrative	17,661	14,280	54,099	46,047
Depreciation and amortization	69,781	62,224	207,892	183,483
Total operating expenses	**165,851**	**144,310**	**482,759**	**422,719**
OTHER INCOME (EXPENSE)				
Loss from unconsolidated joint venture	(260)	—	(345)	—
Interest expense	(26,590)	(20,131)	(77,492)	(59,965)
Interest income	1,002	418	3,034	493
Transaction-related expenses	(331)	(165)	(459)	(283)
Unrealized gain on non-real estate investment	—	—	—	928
Gain on sale of real estate	47,100	3,735	47,100	43,337
Impairment loss	—	—	(52,201)	—
Other (loss) income	(333)	25	(258)	748
Total other income (expense)	**20,588**	**(16,118)**	**(80,621)**	**(14,742)**
Net income	**62,955**	**20,270**	**38,883**	**92,524**
Net income attributable to preferred units	(153)	(153)	(459)	(465)
Net income attributable to participating securities	(274)	(118)	(138)	(555)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,660)	(2,520)	(9,798)	(9,010)
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	347	(49)	1,505	(49)
Net income attributable to non-controlling interest in the operating partnership	(460)	(63)	(225)	(299)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 58,755**	**$ 17,367**	**$ 29,768**	**$ 82,146**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income attributable to common stockholders—basic	$ 0.38	$ 0.11	0.19	0.53
Net income attributable to common stockholders—diluted	$ 0.38	$ 0.11	0.19	0.52
Weighted average shares of common stock outstanding—basic	154,414,452	155,649,110	154,398,466	155,637,351
Weighted average shares of common stock outstanding—diluted	156,498,919	156,669,247	156,400,075	156,628,488

(1) We adopted a new accounting standard that required a change in our presentation of revenues. Refer to page 56 for details of our revenue components.

Page 11 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Funds from Operations(1) Unaudited, in thousands, except per share data Three Months Ended Quarter To Date September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 September 30, 2018 NET INCOME (LOSS) $ 62,955 $ 12,823 $ (36,895) $ 19,257 $ 20,270 Adjustments: Depreciation and amortization—Consolidated 69,781 69,606 68,505 67,520 62,224 Depreciation and amortization—Corporate-related (543) (530) (523) (530) (497) Depreciation and amortization—Company’s Share from unconsolidated real estate investment 1,751 563 — — — Gain on sale of real estate (47,100) — — — (3,735) Impairment loss — — 52,201 — — FFO attributable to non-controlling interests (7,463) (6,831) (6,738) (7,312) (5,019) FFO attributable to preferred units (153) (153) (153) (153) (153) FFO to common stockholders and unitholders 79,228 75,478 76,397 78,782 73,090 Specified items impacting FFO: Transaction-related expenses 331 — 128 252 165 Lease termination non-cash write-off — — — (3,039) — One-time debt extinguishment cost — — 143 — — FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON $ $ $ $ $ STOCKHOLDERS AND UNITHOLDERS 79,559 75,478 76,668 75,995 73,255 Weighted average common stock/units outstanding—diluted 156,011 156,175 155,870 155,716 157,238 FFO per common stock/unit—diluted $ 0.51 $ 0.48 $ 0.49 $ 0.51 $ 0.46 FFO (excluding specified items) per common stock/unit—diluted $ 0.51 $ 0.48 $ 0.49 $ 0.49 $ 0.47 Page 12 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Funds from Operations (continued)

Unaudited, in thousands, except per share data

Year To Date	Nine Months Ended September 30, 2019	Six Months Ended June 30, 2019	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018	Nine Months Ended September 30, 2018
NET INCOME (LOSS)	$ 38,883	$ (24,072)	$ (36,895)	$ 111,781	$ 92,524
Adjustments:					
Depreciation and amortization—Consolidated	207,892	138,111	68,505	251,003	183,483
Depreciation and amortization—Corporate-related	(1,596)	(1,053)	(523)	(2,000)	(1,470)
Depreciation and amortization—Company's Share from unconsolidated real estate investment	2,314	563	—	—	—
Gain on sale of real estate	(47,100)	—	—	(43,337)	(43,337)
Impairment loss	52,201	52,201	52,201	—	—
Unrealized gain on non-real estate investment[(2)]	—	—	—	(928)	(928)
FFO attributable to non-controlling interests	(21,032)	(13,569)	(6,738)	(22,978)	(15,666)
FFO attributable to preferred units	(459)	(306)	(153)	(618)	(465)
FFO to common stockholders and unitholders	**231,103**	**151,875**	**76,397**	**292,923**	**214,141**
Specified items impacting FFO:					
Transaction-related expenses	459	128	128	535	283
Lease termination non-cash write-off	—	—	—	(3,039)	—
One-time debt extinguishment cost	143	143	143	421	421
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 231,705**	**$ 152,146**	**$ 76,668**	**$ 290,840**	**$ 214,845**
Weighted average common stock/units outstanding—diluted	155,912	156,091	155,870	156,266	157,198
FFO per common stock/unit—diluted	$ 1.48	$ 0.97	$ 0.49	$ 1.87	$ 1.36
FFO (excluding specified items) per common stock/unit—diluted	$ 1.49	$ 0.97	$ 0.49	$ 1.86	$ 1.37

(1) See definitions starting on page 52.
(2) During second quarter 2018, we recognized a $928 thousand unrealized gain on a unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, we elected this option retroactively.

Page 13 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Adjusted Funds from Operations[1]

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
FFO	$ 79,228	$ 75,478	$ 76,397	$ 78,782	$ 73,090
Adjustments:					
Straight-line rent, net	(9,345)	(9,779)	(15,111)	(9,579)	(7,455)
Amortization of above-market and below-market leases, net	(2,976)	(2,885)	(3,895)	(6,168)	(3,189)
Amortization of above-market and below-market ground leases, net	605	604	605	605	591
Amortization of lease incentive costs	472	416	301	404	323
Amortization of deferred financing costs and loan discounts/ premiums, net	1,428	1,445	1,576	1,423	1,418
Recurring capital expenditures, tenant improvements and lease commissions	(28,459)	(26,144)	(55,311)	(32,707)	(17,378)
Non-cash compensation expense	5,176	5,067	5,150	4,109	4,292
AFFO	$ 46,129	$ 44,202	$ 9,712	$ 36,869	$ 51,692
Dividends paid to common stock and unitholders	$ 39,132	$ 39,137	$ 40,427	$ 38,950	$ 39,351
AFFO payout ratio	84.8%	88.5%	416.3%	105.6%	76.1%

Year To Date	Nine Months Ended September 30, 2019	Six Months Ended June 30, 2019	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018	Nine Months Ended September 30, 2018
FFO	$ 231,103	$ 151,875	$ 76,397	$ 292,923	$ 214,141
Adjustments:					
Straight-line rent, net	(34,235)	(24,890)	(15,111)	(34,557)	(24,978)
Amortization of above-market and below-market leases, net	(9,756)	(6,780)	(3,895)	(16,369)	(10,201)
Amortization of above-market and below-market ground leases, net	1,814	1,209	605	2,412	1,807
Amortization of lease incentive costs	1,189	717	301	1,364	960
Amortization of deferred financing costs and loan discounts/ premiums, net	4,449	3,021	1,576	5,904	4,481
Recurring capital expenditures, tenant improvements and lease commissions	(109,914)	(81,455)	(55,311)	(113,026)	(80,319)
Non-cash compensation expense	15,393	10,217	5,150	17,028	12,919
AFFO	$ 100,043	$ 53,914	$ 9,712	$ 155,679	$ 118,810
Dividends paid to common stock and unitholders	$ 118,696	$ 79,564	$ 40,427	$ 157,003	$ 118,059
AFFO payout ratio	118.6%	147.6%	416.3%	100.9%	99.4%

(1) See definitions starting on page 52.

Page 14 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Same-Store Property Performance—Consolidated

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	% change	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	% change
SAME-STORE OFFICE STATISTICS(1)(2)						
Number of properties	35	35		31	31	
Rentable square feet	8,555,255	8,555,255		7,798,915	7,798,915	
Ending % leased	95.9%	95.0%	0.9%	95.2%	94.8%	0.4%
Ending % occupied	94.5%	93.7%	0.8%	93.7%	93.5%	0.2%
Average % occupied for the period	94.9%	92.9%	2.0%	93.9%	92.8%	1.1%
SAME-STORE STUDIO STATISTICS(3)						
Number of properties	3	3		3	3	
Rentable square feet	1,213,203	1,213,203		1,171,707	1,171,707	
Average % occupied for the period(4)	92.8%	N/A (5)	N/A	92.5%	89.7%	2.8%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	% change	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	% change
SAME-STORE NET OPERATING INCOME(6)						
Total office revenues	$ 134,758	$ 124,013	8.7%	$ 351,571	$ 326,535	7.7%
Total studio revenues	22,139	19,252	15.0	59,449	52,755	12.7
Same-store revenues	**156,897**	**143,265**	**9.5**	**411,020**	**379,290**	**8.4**
Total office expenses	44,325	40,259	10.1	107,911	104,023	3.7
Total studio expenses	11,396	10,511	8.4	31,820	28,580	11.3
Same-store expenses	**55,721**	**50,770**	**9.8**	**139,731**	**132,603**	**5.4**
Same-store office net operating income	**90,433**	**83,754**	**8.0**	**243,660**	**222,512**	**9.5**
NOI margin	67.1%	67.5%	(0.4)	69.3%	68.1%	1.2
Same-store studio net operating income	**10,743** (7)	**8,741** (7)	**22.9**	**27,629** (7)	**24,175** (7)	**14.3**
NOI margin	48.5%	45.4%	3.1	46.5%	45.8%	0.7
TOTAL SAME-STORE NET OPERATING INCOME	**$ 101,176**	**$ 92,495**	**9.4%**	**$ 271,289**	**$ 246,687**	**10.0%**
NOI margin	64.5%	64.6%	(0.1)	66.0%	65.0%	1.0

Page 15 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Same-Store Property Performance—Consolidated (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2019	2018	% change	2019	2018	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 127,211	$ 117,335	8.4%	$ 326,101	$ 310,628	5.0%
Total studio cash revenues	21,934	18,658	17.6	58,584	51,731	13.2
Same-store cash revenues	**149,145**	**135,993**	**9.7**	**384,685**	**362,359**	**6.2**
Total office cash expenses	43,629	39,563	10.3	106,186	102,298	3.8
Total studio cash expenses	11,396	10,511	8.4	31,820	28,580	11.3
Same-store cash expenses	**55,025**	**50,074**	**9.9**	**138,006**	**130,878**	**5.4**
Same-store office net operating income (cash basis)	**83,582**	**77,772**	**7.5**	**219,915**	**208,330**	**5.6**
NOI margin	65.7%	66.3%	(0.6)	67.4%	67.1%	0.3
Same-store studio net operating income (cash basis)	**10,538** (7)	**8,147** (7)	**29.3**	**26,764** (7)	**23,151** (7)	**15.6**
NOI margin	48.0%	43.7%	4.3	45.7%	44.8%	0.9
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 94,120**	**$ 85,919**	**9.5%**	**$ 246,679**	**$ 231,481**	**6.6%**
NOI margin	63.1%	63.2%	(0.1)	64.1%	63.9%	0.2

(1) Same-store office for the three months ended September 30, 2019 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019. Same-store office for the nine months ended September 30, 2019 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019.
(2) See pages 27 and 28 for same-store office properties.
(3) Same-store studio for the three months ended September 30, 2019 defined as all properties owned and included in our studio portfolio as of July 1, 2018 and still owned and included in our studio portfolio as of September 30, 2019. Same-store studio for the nine months ended September 30, 2019 defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of September 30, 2019. Same-store studio for the three months ended September 30, 2019 excludes 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. Same-store studio for the nine months ended September 30, 2019 excludes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018, and 6660 Santa Monica Boulevard.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended September 30, 2019.
(5) Trailing twelve-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended September 30, 2018 as the properties were acquired in second quarter 2018.
(6) See page 54 for the reconciliation of net income to net operating income (NOI).
(7) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for the first through third quarters of 2018.

Page 16 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Same-Store Property Performance—Company's Share

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended September 30, 2019	2018	% change	Nine Months Ended September 30, 2019	2018	% change
SAME-STORE OFFICE STATISTICS(1)(2)						
Number of properties	35	35		31	31	
Rentable square feet	8,089,515	8,089,515		7,798,915	7,798,915	
Ending % leased	95.7%	95.1%	0.6%	95.0%	95.0%	— %
Ending % occupied	94.2%	93.8%	0.4%	93.4%	93.5%	(0.1)%
Average % occupied for the period	94.9%	92.9%	2.0%	93.9%	92.8%	1.1 %
SAME-STORE STUDIO STATISTICS(3)						
Number of properties	3	3		3	3	
Rentable square feet	1,213,203	1,213,203		1,171,707	1,171,707	
Average % occupied for the period(4)	92.8%	N/A (5)	N/A	92.5%	89.7%	2.8 %

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended September 30, 2019	2018	% change	Nine Months Ended September 30, 2019	2018	% change
SAME-STORE NET OPERATING INCOME(6)						
Total office revenues	$ 127,625	$ 118,290	7.9%	$ 331,379	$ 309,096	7.2%
Total studio revenues	22,139	19,252	15.0	59,449	52,755	12.7
Same-store revenues	**149,764**	**137,542**	**8.9**	**390,828**	**361,851**	**8.0**
Total office expenses	42,131	38,337	9.9	101,770	98,403	3.4
Total studio expenses	11,396	10,511	8.4	31,820	28,580	11.3
Same-store expenses	**53,527**	**48,848**	**9.6**	**133,590**	**126,983**	**5.2**
Same-store office net operating income	**85,494**	**79,953**	**6.9**	**229,609**	**210,693**	**9.0**
NOI margin	67.0%	67.6%	(0.6)	69.3%	68.2%	1.1
Same-store studio net operating income	**10,743** (7)	**8,741** (7)	**22.9**	**27,629** (7)	**24,175** (7)	**14.3**
NOI margin	48.5%	45.4%	3.1	46.5%	45.8%	0.7
TOTAL SAME-STORE NET OPERATING INCOME	**$ 96,237**	**$ 88,694**	**8.5%**	**$ 257,238**	**$ 234,868**	**9.5%**
NOI margin	64.3%	64.5%	(0.2)	65.8%	64.9%	0.9

Page 17 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Same-Store Property Performance—Company's Share (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)	Three Months Ended June 30,			Nine Months Ended September 30,		
	2019	2018	% change	2019	2018	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 120,838	$ 111,593	8.3%	$ 308,310	$ 292,836	5.3%
Total studio cash revenues	21,934	18,658	17.6	58,584	51,731	13.2
Same-store cash revenues	**142,772**	**130,251**	**9.6**	**366,894**	**344,567**	**6.5**
Total office cash expenses	41,435	37,641	10.1	100,045	96,678	3.5
Total studio cash expenses	11,396	10,511	8.4	31,820	28,580	11.3
Same-store cash expenses	**52,831**	**48,152**	**9.7**	**131,865**	**125,258**	**5.3**
Same-store office net operating income (cash basis)	**79,403**	**73,952**	**7.4**	**208,265**	**196,158**	**6.2**
NOI margin	65.7%	66.3%	(0.6)	67.6%	67.0%	0.6
Same-store studio net operating income (cash basis)	**10,538** (7)	**8,147** (7)	**29.3**	**26,764** (7)	**23,151** (7)	**15.6**
NOI margin	48.0%	43.7%	4.3	45.7%	44.8%	0.9
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 89,941**	**$ 82,099**	**9.6%**	**$ 235,029**	**$ 219,309**	**7.2%**
NOI margin	63.0%	63.0%	—	64.1%	63.6%	0.5

(1) Same-store office for the three months ended September 30, 2019 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019. Same-store office for the nine months ended September 30, 2019 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019.
(2) See pages 27 and 28 for same-store office properties.
(3) Same-store studio for the three months ended September 30, 2019 defined as all properties owned and included in our studio portfolio as of July 1, 2018 and still owned and included in our studio portfolio as of September 30, 2019. Same-store studio for the nine months ended September 30, 2019 defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of September 30, 2019. Same-store studio for the three months ended September 30, 2019 excludes 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. Same-store studio for the nine months ended September 30, 2019 excludes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018, and 6660 Santa Monica Boulevard.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended September 30, 2019.
(5) Trailing twelve-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended September 30, 2018 as the properties were acquired in second quarter 2018.
(6) See page 54 for the reconciliation of net income to net operating income (NOI).
(7) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for first through third quarters of 2018.

Page 18 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Net Operating Income Detail (NOI)

Three Months Ended September 30, 2019 | Unaudited, in thousands

	Same-Store Office Properties[1]	Same-Store Studio Properties[2]	Non-Same-Store Office Properties[3]	Non-Same-Store Studio Properties[2]	Redevelopment /Development Properties[4]	Lease-Up Properties[3]	Sold/Other Properties	Total Properties
REVENUE								
Cash rent	$ 100,452	$ 10,078	$ 20,894	$ 39	$ —	$ 16,275	$ 11	$ 147,749
Cash tenant recoveries	22,072	739	4,599	25	—	1,676	(22)	29,089
Straight-line rent	6,033	214	4,381	—	—	505	—	11,133
Amortization of above-market and below-market leases, net	1,928	—	605	—	—	277	—	2,810
Amortization of lease incentive costs	(414)	(9)	(49)	—	—	(26)	—	(498)
Total rental revenue[5]	**130,071**	**11,022**	**30,430**	**64**	**—**	**18,707**	**(11)**	**190,283**
Services revenue and other	4,687	11,117	1,133	—	—	142	856	17,935
Total revenue	**134,758**	**22,139**	**31,563**	**64**	**—**	**18,849**	**845**	**208,218**
OPERATING EXPENSES								
Property operating cash expenses	43,629	11,396	12,120	44	—	10,015	224	77,428
Straight-line rent	106	—	260	—	—	—	—	366
Amortization of above-market and below-market ground leases, net	590	—	23	—	—	2	—	615
Total operating expenses	**44,325**	**11,396**	**12,403**	**44**	**—**	**10,017**	**224**	**78,409**
TOTAL CONSOLIDATED NOI[5]	**$ 90,433**	**$ 10,743**	**$ 19,160**	**$ 20**	**$ —**	**$ 8,832**	**$ 621**	**$ 129,809**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,775 [6]	—	—	—	—	2,775
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,939 [7]	—	3,098 [8]	—	—	(120) [9]	—	7,917
Square feet[10]	8,555,255	1,213,203	2,068,534	11,200	1,013,086	1,739,519	—	14,600,797
Ending % leased	95.9%	92.8%	97.5%	93.4%	87.5%	82.8%	—%	93.7%
Ending % occupied	94.5%	92.8%	95.7%	93.4%	—%	79.3%	—%	86.2%
NOI margin	67.1%	48.5%	60.7%	31.3%	—%	46.9%	—%	62.3%
RECONCILIATION TO CASH NOI								
TOTAL NOI	**$ 90,433**	**$ 10,743**	**$ 19,160**	**$ 20**	**$ —**	**$ 8,832**	**$ 621**	**$ 129,809**
Straight-line rent, net	(5,927)	(214)	(4,121)	—	—	(505)	—	(10,767)
Amortization of above-market and below-market leases, net	(1,928)	—	(605)	—	—	(277)	—	(2,810)
Amortization of lease incentive costs	414	9	49	—	—	26	—	498
Amortization of above-market and below-market ground leases, net	590	—	23	—	—	2	—	615
TOTAL CONSOLIDATED CASH NOI	$ 83,582	$ 10,538	$ 14,506	$ 20	$ —	$ 8,078	$ 621	$ 117,345
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,755 [6]	—	—	—	—	1,755
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,178 [7]	—	2,469 [8]	—	—	(123) [9]	—	6,524

Page 19 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Net Operating Income Detail (NOI) (continued) (1) See pages 27 and 28 for same-store office for the three months ended September 30, 2019. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios, Sunset Las Palmas Studio, 6605 Eleanor Avenue and 1034 Seward Street. Non-same-store studio is comprised of 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. (3) See page 28 for non-same-store office and lease-up properties. (4) See page 34 for redevelopment, development and held for sale properties. (5) See page 54 and 55 for all non-GAAP NOI reconciliations and our breakout of rental components. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average, monthly foreign currency exchange rate for the period presented. (7) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (8) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and Ferry Building. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. (10) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Page 20 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Debt Summary

As of September 30, 2019 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ 80,000 [5]	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ 80,000	$ 600,000	$ 520,000

Unsecured term loans

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Fixed Libor[6]
Unsecured Term loan A	$ 300,000 [5]	LIBOR + 1.20% to 1.70%	4/1/2020	$ 8,000	$ 300,000	1.45%
Unsecured Term loan B	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,418	350,000	1.76%
Unsecured Term loan D	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,308	125,000	1.43%
TOTAL	**$ 775,000**			**$ 21,726**	**$ 775,000**	

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes[5]

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issuance Date	Issue Price as Percentage of par	Effective Yield
3.95% Registered senior notes	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	10/2/2017	99.815%	3.97%
4.65% Registered senior notes[7]	350,000	4.65%	4/1/2029	16,275	350,000	2/27/2019	98.663%	4.82%
4.65% Registered senior notes[7]	150,000	4.65%	4/1/2029	6,975	150,000	6/14/2019	104.544%	4.12%
TOTAL	**$ 900,000**			**$ 39,050**	**$ 900,000**			

Page 21 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Debt Summary (continued)

As of September 30, 2019 | Unaudited, in thousands

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Met Park North[8]	$ 64,500	LIBOR + 1.55%	8/1/2020	$ 2,393	$ 64,500	$ 64,500
10950 Washington[9]	26,459	5.32%	3/11/2022	2,003	24,981	26,459
Revolving Sunset Bronson Studios/ ICON/CUE facility[10]	5,001	LIBOR + 1.35%	3/1/2024	—	5,001	5,001
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000
Hill7[11]	101,000	3.38%	11/6/2028	3,414	101,000	55,550
TOTAL	**$ 364,960**			**$ 15,526**	**$ 363,482**	**$ 319,510**

Other consolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
In-substance defeased debt[12]	$ 135,846	4.47%	10/1/2022	$ 9,391	$ 135,846	$ 101,885
Joint venture debt[13]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Bentall Centre[14]	$ 476,123	CDOR + 1.75%	7/1/2024	$ —	$ 476,123	$ 95,225

(1) See definitions starting on page 52.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) The Company has an option to make an irrevocable election to change the interest rate depending on the Company's credit rating or a specified base rate plus an applicable margin. As of September 30, 2019, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of senior notes due January 15, 2030. The notes were issued at 99.268% of par value, with a coupon of 3.25%. The net proceeds from the offering were used to repay the $300.0 million term loan due April 1, 2020 and to pay down the $80.0 million balance on the unsecured revolving credit facility.
(6) The interest rate on the outstanding balance has been effectively fixed through the use of interest rate swaps.
(7) The 4.65% registered senior notes serve as a part of one series under a single indenture.
(8) The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.
(9) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(10) We have a total capacity of $235.0 million under our Sunset Bronson Studios/ICON/CUE revolving credit facility. This loan is secured by the Company's ICON, CUE and Sunset Bronson Studios properties.
(11) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(12) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(13) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(14) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of September 30, 2019. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Capital Structure

As of September 30, 2019 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$	80,000	
Unsecured term loans			775,000	
Unsecured private placement			625,000	
Unsecured registered senior notes			900,000	
Secured debt			364,960	
Total Consolidated Unsecured and Secured Debt[1]			**2,744,960**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated Debt[1]			**2,754,775**	
Add: Company's Share of unconsolidated joint venture debt[2]			95,225	
Less: Partner's Share of consolidated debt[3]			(45,450)	
Company's Share of Debt[1]			**2,804,550**	
EQUITY				
Common stock	154,414,452	$	5,166,708	
Operating partnership units	720,773		24,117	
Restricted stock and units	1,207,979		40,419	
Dilutive shares[1]	1,161,343		38,859	
TOTAL EQUITY	**157,504,547**	**$**	**5,270,103**	[4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**8,024,878**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**8,074,653**	
CONSOLIDATED DEBT/CONSOLIDATED MARKET CAPITALIZATION			**34.3%**	
COMPANY'S SHARE OF DEBT/COMPANY'S SHARE OF MARKET CAPITALIZATION			**34.7%**	

(1) See definitions starting on page 52.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on September 30, 2019 closing price at $33.46 per share of common stock.

Page 23 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$146
$365,095
$632
$580,085
$160,000
$100,226
$427,000
$150,000
$456,000
$555,550
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 2,380,000	85.2%	3.8%	5.5
Secured debt	414,734	14.8	4.1%	5.1
TOTAL	**$ 2,794,734**	**100.0%**		
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 180,226	6.4%	3.6%	3.2
Fixed-rate debt[3]	2,614,508	93.6	3.9%	5.6
TOTAL	**$ 2,794,734**	**100.0%**		
Weighted average stated interest rate[2]			3.9%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[4]			4.0%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	35.3%
Unsecured indebtedness to unencumbered asset value	≤ 60%	42.5%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.5x
Secured indebtedness to total asset value	≤ 45%	5.7%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.4x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	37.4%
Total unencumbered assets to unsecured debt	≥ 150%	252.7%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.8x
Secured debt to total assets	≤ 45%	6.0%

Page 24 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD, the amounts reflected are shown in USD using the foreign currency exchange rate as of September 30, 2019. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of senior notes due January 15, 2030. The notes were issued at 99.268% of par value, with a coupon of 3.25%. The net proceeds from the offering were used to repay the $300.0 million term loan due April 1, 2020 and to pay down the $80.0 million balance on the unsecured revolving credit facility. We have a right to extend the maturity of our unsecured revolving credit facility by one year to March 13, 2023. (2) Rates as of September 30, 2019 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of September 30, 2019. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of September 30, 2019 and include deferred financing costs and loan discounts/premiums. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of September 30, 2019. As of September 30, 2019, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes and 4.65% Senior Notes based on the financial results as of September 30, 2019. As of September 30, 2019, the operating partnership was in compliance with such indentures. Page 25 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	78.4%	78.4%	$ 3,158,240	$ 22.12
Met Park North	Denny Triangle	183,355	100.0	100.0	5,478,768	29.88
411 First	Pioneer Square	163,768	85.4	92.9	4,406,705	31.52
505 First	Pioneer Square	288,140	100.0	100.0	6,873,993	23.87
83 King	Pioneer Square	185,319	95.7	95.7	7,217,039	40.70
Subtotal		**1,002,591**	**92.9**	**94.1**	**27,134,745**	**29.14**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,034,977	99.2	99.2	51,382,907	50.03
275 Brannan	San Francisco	57,120	100.0	100.0	3,459,968	60.57
625 Second	San Francisco	138,094	100.0	100.0	8,550,925	61.92
875 Howard	San Francisco	286,270	99.9	99.9	14,712,813	51.44
901 Market	San Francisco	206,697	99.4	99.4	12,393,922	60.30
Rincon Center[7]	San Francisco	545,226	96.0	96.7	30,282,070	57.87
Towers at Shore Center	Redwood Shores	334,483	91.0	94.8	20,878,490	68.56
Skyway Landing	Redwood Shores	247,173	81.8	97.1	10,304,096	50.94
555 Twin Dolphin	Redwood Shores	198,936	82.1	94.0	9,039,657	55.35
Palo Alto Square[8]	Palo Alto	333,254	97.6	97.6	28,552,340	87.81
3176 Porter	Palo Alto	42,899	100.0	100.0	3,195,129	74.48
3400 Hillview	Palo Alto	207,857	100.0	100.0	14,146,831	68.06
Clocktower Square	Palo Alto	100,344	79.0	79.0	6,797,211	85.75
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,667,588	70.50
Page Mill Center	Palo Alto	176,245	64.1	64.1	8,391,897	74.31
Page Mill Hill	Palo Alto	182,676	88.2	88.2	11,724,743	72.81
1740 Technology	North San Jose	206,879	99.6	99.6	8,280,518	40.18
Concourse	North San Jose	944,386	95.2	97.9	33,172,926	36.88
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,955,161	37.18
Techmart[8]	Santa Clara	284,440	96.9	96.9	12,961,579	47.05
Subtotal		**6,141,418**	**93.5**	**95.2**	**311,850,771**	**54.31**
Los Angeles, California						
6922 Hollywood	Hollywood	202,528	99.9	99.9	10,259,015	50.71
6040 Sunset	Hollywood	114,958	100.0	100.0	5,592,201	48.65
ICON	Hollywood	325,757	100.0	100.0	18,874,176	57.94
CUE[8]	Hollywood	94,386	100.0	100.0	5,528,378	58.57
604 Arizona[8]	West Los Angeles	44,260	100.0	100.0	3,023,401	68.31
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,953,500	46.60
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,925,613	43.55
Element LA	West Los Angeles	284,037	100.0	100.0	16,838,535	59.28

Page 27 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		**1,411,246**	**100.0**	**100.0**	**73,757,669**	**52.27**
Total same-store		**8,555,255**	**94.5**	**95.9**	**412,743,185**	**51.05**
NON-SAME-STORE						
Vancouver, British Columbia						
Bentall Centre[9]	Downtown Vancouver	1,476,084	96.5	97.7	35,887,841	25.20
Subtotal		**1,476,084**	**96.5**	**97.7**	**35,887,841**	**25.20**
Greater Seattle, Washington						
Hill7[6]	Denny Triangle	285,310	100.0	100.0	10,900,687	38.21
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,419,780	39.36
Subtotal		**456,284**	**98.3**	**98.3**	**17,320,467**	**38.63**
San Francisco Bay Area, California						
Ferry Building[6]	San Francisco	268,018	98.6	98.6	24,735,264	93.64
Gateway	North San Jose	609,093	95.2	98.1	22,749,318	39.21
Subtotal		**877,111**	**96.3**	**98.2**	**47,484,582**	**56.24**
Los Angeles, California						
11601 Wilshire	West Los Angeles	500,475	93.2	95.5	21,426,556	45.94
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,238,665	42.56
Maxwell	Downtown Los Angeles	102,963	94.8	94.8	4,818,976	49.39
Subtotal		**735,139**	**93.5**	**96.2**	**31,484,197**	**45.82**
Total non-same-store		**3,544,618**	**96.0**	**97.6**	**132,177,087**	**38.83**
Total Stabilized		**12,099,873**	**94.9**	**96.4**	**544,920,272**	**47.43**
Company's Share of Total Stabilized		**10,204,269**	**94.5**	**96.0**	**477,051,513**	**49.49**
LEASE-UP						
Greater Seattle, Washington						
95 Jackson	Pioneer Square	35,904	74.3	74.3	1,046,437	39.25
Subtotal		**35,904**	**74.3**	**74.3**	**1,046,437**	**39.25**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	77.9	77.9	31,330,815	54.55
333 Twin Dolphin	Redwood Shores	182,789	49.9	74.9	4,953,479	54.34
Shorebreeze	Redwood Shores	230,932	87.6	87.6	12,236,949	60.48
Metro Plaza	North San Jose	456,921	88.5	91.7	16,178,834	40.03
Subtotal		**1,607,628**	**79.1**	**82.9**	**64,700,077**	**50.86**
Los Angeles, California						
10850 Pico[10]	West Los Angeles	95,987	84.9	84.9	2,685,391	32.96
Subtotal		**95,987**	**84.9**	**84.9**	**2,685,391**	**32.96**
Total lease-up		**1,739,519**	**79.3**	**82.8**	**68,431,905**	**49.58**
TOTAL IN-SERVICE		**13,839,392**	**93.0%**	**94.7%**	**$ 613,352,177**	**$ 47.66**
COMPANY'S SHARE OF TOTAL IN-SERVICE		**11,919,791**	**92.3%**	**94.1%**	**$ 544,812,070**	**$ 49.53**

Page 28 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 In-Service Office Properties(1) (continued) (1) In-service office excludes the land, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2019, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2019. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of July 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019. (6) We own 55% of the ownership interest in the consolidated joint ventures that own 1455 Market, Hill7, and Ferry Building. (7) 20,859 square feet at Rincon Center has been taken off-line for repositioning as of third quarter 2019. (8) Palo Alto Square, Techmart, CUE and 604 Arizona are not part of same-store office for the nine months ended September 30, 2019. Same-store office for the nine months ended September 30, 2019 is defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of September 30, 2019. (9) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019. (10) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. Page 29 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

In-Service Office Properties by Location(1)

	Properties	Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver(5)	1	1,476,084	1,423,914	96.5 %	1,442,307	97.7 %	$ 35,887,841	$ 25.20
Subtotal	**1**	**1,476,084**	**1,423,914**	**96.5**	**1,442,307**	**97.7**	**35,887,841**	**25.20**
Greater Seattle, Washington								
Lynnwood	1	182,009	142,754	78.4	142,754	78.4	3,158,240	22.12
Denny Triangle	2	468,665	468,665	100.0	468,665	100.0	16,379,455	34.95
Pioneer Square	4	808,201	768,243	95.1	780,511	96.6	24,917,517	32.43
Subtotal	**7**	**1,458,875**	**1,379,662**	**94.6**	**1,391,930**	**95.4**	**44,455,212**	**32.22**
San Francisco Bay Area, California								
San Francisco	7	2,536,402	2,501,216	98.6	2,505,442	98.8	145,517,869	58.18
Redwood Shores	3	780,592	670,126	85.8	744,320	95.4	40,222,243	60.02
Palo Alto	7	1,238,651	1,052,089	84.9	1,052,089	84.9	81,475,739	77.44
North San Jose	4	2,178,444	2,087,925	95.8	2,130,643	97.8	79,157,923	37.91
Santa Clara	1	284,440	275,481	96.9	275,481	96.9	12,961,579	47.05
Subtotal	**22**	**7,018,529**	**6,586,837**	**93.8**	**6,707,975**	**95.6**	**359,335,353**	**54.55**
Los Angeles, California								
Hollywood	4	737,629	737,411	100.0	737,411	100.0	40,253,770	54.59
West Los Angeles	6	1,061,092	1,027,044	96.8	1,038,554	97.9	51,603,247	50.24
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Downtown Los Angeles	2	234,664	220,676	94.0	229,280	97.7	10,057,641	45.58
Subtotal	**13**	**2,146,385**	**2,098,131**	**97.8**	**2,118,245**	**98.7**	**105,241,866**	**50.16**
Total Stabilized	**43**	**12,099,873**	**11,488,544**	**94.9**	**11,660,457**	**96.4**	**544,920,272**	**47.43**
Hudson's Share of Total Stabilized	**43**	**10,204,269**	**9,639,972**	**94.5**	**9,797,171**	**96.0**	**477,051,513**	**49.49**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019.

Page 30 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 In-Service Office Properties by Location(1) (continued) Square  Occupied Percent Leased Percent Annualized Annualized Base Rent Properties Feet(2) Square Feet Occupied(3) Square Feet Leased(3) Base Rent(4) Per Square Foot(4) LEASE-UP Greater Seattle, Washington Pioneer Square 1 35,904 26,661 74.3 26,661 74.3 1,046,437 $ 39.25 Subtotal 1 35,904 26,661 74.3 26,661 74.3 1,046,437 39.25 San Francisco Bay Area, California Foster City 1 736,986 574,338 77.9 574,338 77.9 31,330,815 54.55 Redwood Shores 2 413,721 293,503 70.9 339,249 82.0 17,190,428 58.57 North San Jose 1 456,921 404,214 88.5 418,933 91.7 16,178,834 40.03 Subtotal 4 1,607,628 1,272,055 79.1 1,332,520 82.9 64,700,077 50.86 Los Angeles, California West Los Angeles 1 95,987 81,479 84.9 81,479 84.9 2,685,391 32.96 Subtotal 1 95,987 81,479 84.9 81,479 84.9 2,685,391 32.96 Total Lease-up 6 1,739,519 1,380,195 79.3 1,440,660 82.8 68,431,905 49.58 TOTAL IN-SERVICE 49 13,839,392 12,868,739 93.0% 13,101,117 94.7% $ 613,352,177 $ 47.66 Company’s Share of Total % % $ $ In-Service 49 11,919,791 10,999,797 92.3 11,217,461 94.1 544,812,070 49.53 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29. Page 31 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756 (1)	43.4%	92.2%	$ 18,018,999	$ 36.74
Sunset Bronson Studios	308,026	25.2	98.9	12,106,357	39.75
Sunset Las Palmas Studios	331,925	27.1	87.1	13,721,234	47.46
Total same-store studio[2]	**1,171,707**	**95.7**	**92.5%** (3)	**$ 43,846,590** (4)	**$ 40.45** (5)
Sunset Las Palmas Studios[6]	52,696	4.3	98.7%		
Total non-same-store studio	**52,696**	**4.3**	**98.7%** (7)		
TOTAL STUDIO	**1,224,403**	**100.0%**			

(1) Square footage for Sunset Gower Studios excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(2) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2018 and still owned and included in our portfolio as of September 30, 2019.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended September 30, 2019.
(4) Annual base rent for same-store studio reflects actual base rent for the 12 months ended September 30, 2019, excluding tenant reimbursements.
(5) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2019.
(6) The base rent for 6605 Eleanor Avenue and 1034 Seward Street for the 12 months ended September 30, 2019 and 6660 Santa Monica Boulevard for the 11 months ended September 30, 2019 is $2,027,265 ($39.49) per leased square foot), excluding tenant reimbursements.
(7) Percent leased for non-same-store studio includes the average percent leased for the 12 months ended September 30, 2019 for 41,496 square feet, and the 11 months ended September 30, 2019 for 11,200 square feet.

Page 32 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Land Properties

	Submarket	Square Feet[(1)]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[(2)]	Downtown Vancouver	450,000	16.8%
Subtotal		**450,000**	**16.8%**
Greater Seattle, Washington			
Washington 1000[(3)]	Denny Triangle	538,164	20.1%
Subtotal		**538,164**	**20.1%**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	13.1%
Subtotal		**350,000**	**13.1%**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[(4)]	Hollywood	19,816	0.7%
Sunset Gower Studios—Redevelopment	Hollywood	423,396	15.8%
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	14.9%
Element LA	West Los Angeles	500,000	18.6%
Subtotal		**1,343,212**	**50.0%**
TOTAL LAND		**2,681,376**	**100.0%**

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 is pending as of September 30, 2019. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 33 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REDEVELOPMENT								
One Westside	West Los Angeles	584,000	—	—%	584,000 [5]	100.0% [5]	$ — [5]	$ —
Rincon Center (Retail Repositioning)[6]	San Francisco	20,859	—	—	—	—	—	—
Total redevelopment		**604,859**	**—**	**—**	**584,000**	**96.6**	**—**	**—**
DEVELOPMENT								
EPIC	Hollywood	302,102	—	—	302,102 [7]	100.0 [7]	— [7]	—
Harlow	Hollywood	106,125	—	—	—	—	—	—
Total development		**408,227**	**—**	**—**	**302,102**	**74.0**	**—**	**—**
TOTAL		**1,013,086**	**—**	**—%**	**886,102**	**87.5%**	**$ —**	**$ —**

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33).
(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2019, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2019. Annualized base rent does not reflect tenant reimbursements.
(5) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside.
(6) 20,859 square feet at Rincon Center has been taken off-line for repositioning as of third quarter 2019.
(7) The entire premises was delivered to Netflix, Inc. for construction of tenant improvements on October 1, 2019. Please see page 44 for description of rent phasing and abatements.

Page 34 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Under Construction and Future Value Creation Projects
Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 9/30/19	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
EPIC	Hollywood	Q3-2017	Q4-2019 (7)	Q3-2021	302,102	100.0% (7)	141,933 (8)	207,329 (8)	9.8%
Harlow	Hollywood	Q1-2018	Q2-2020	Q3-2021	106,125	—%	34,881 (9)	81,510 (9)	6.7%
Total under construction					**408,227**		**$ 176,814**	**$ 288,839**	
FUTURE DEVELOPMENT PIPELINE									
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0% (10)	170,282 (11)	$500,000-$550,000 (11)	7.75%-8.25% (11)
Washington 1000	Denny Triangle	TBD (12)	TBD	TBD	538,164	—%	21,110 (12)	$325,000-$350,000 (12)	6.75%-7.25%
Bentall Centre—Development[13]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	N/A	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	21,066 (14)	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	12,654 (15)	TBD	TBD
Total future development					**3,265,376**				
TOTAL					**3,673,603**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 35 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Under Construction and Future Value Creation Projects (continued) (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) The entire premises was delivered to Netflix, Inc. for construction of tenant improvements on October 1, 2019. For description of rent phasing and abatements for Netflix, Inc., please see page 44. (8) Project costs as of September 30, 2019 and total estimated project costs for EPIC exclude land. (9) Project costs as of September 30, 2019 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (10) Google, Inc. signed a 584,000-square-foot lease for approximately 14 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 34 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (11) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of September 30, 2019 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of September 30, 2019 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.75% - 8.25%. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (12) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of September 30, 2019 we have incurred $20.5 million of project costs with the remaining $66.5 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during second quarter 2021. The Company could commence construction upon delivery of the podium. (13) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. (14) Project costs as of September 30, 2019 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of September 30, 2019 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Page 36 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Value Creation Project Images—Recently Completed, Under Construction and Planned



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science Corporation)



CUE | Development
Los Angeles (Hollywood)
94,386 SF | Completed 3Q17
Single Tenant (Netflix, Inc.)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



95 Jackson | Redevelopment
Seattle (Pioneer Square)
35,904 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
102,963 SF | Completed 1Q19
Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)



Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 1Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[1] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[1] SF | Completion TBD
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
538,164[1] SF | Completion TBD
Single or Multi-Tenant



Bentall Centre | Development
Vancouver (Downtown)
450,000[1] SF | Completion TBD
Single or Multi-Tenant

Recently Completed

Under Construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 37 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

			Company's Share	
Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Square Feet[2][4]	Annualized Base Rent as Percent of Total
Technology	4,812,456	38.4%	4,308,190	38.8%
Media and Entertainment	1,513,751	13.1	1,445,923	14.3
Business Services	1,453,668	11.0	1,117,337	10.2
Legal	787,593	8.3	723,575	9.0
Financial Services	1,093,487	8.2	808,317	7.4
Other	759,151	5.4	562,864	5.3
Retail	768,064	5.3	707,331	5.2
Real Estate	457,918	2.9	248,993	2.2
Insurance	290,155	1.9	235,357	1.9
Educational	177,997	1.7	173,042	1.8
Government	286,105	1.6	227,161	1.5
Advertising	174,978	1.2	170,559	1.3
Healthcare	116,527	1.0	105,426	1.1
TOTAL	**12,691,850**	**100.0%**	**10,834,075**	**100.0%**

TECHNOLOGY DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Online services	1,028,514	27.1%	980,157	28.9%
Software	1,348,367	27.0	1,286,437	28.8
Computer hardware and technology equipment	1,105,558	17.1	1,081,635	18.8
Business support services	744,712	16.3	533,637	13.3
Other	408,701	8.7	262,251	6.1
Biotechnology, healthcare and medical research	108,222	2.6	108,222	2.9
Telecommunications and networking	68,382	1.2	55,851	1.2
TOTAL	**4,812,456**	**100.0%**	**4,308,190**	**100.0%**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Entertainment production and service	946,821	61.9%	896,321	61.2%
Gaming	348,829	26.9	348,829	27.8
Advertising and marketing	134,462	8.3	134,462	8.6
Other	83,639	2.9	66,311	2.4
TOTAL	**1,513,751**	**100.0%**	**1,445,923**	**100.0%**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 176,889 square feet occupied by the Company.
(4) Excludes 165,718 square feet occupied by the Company.

Page 38 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Fifteen Largest Office Tenants

Tenant[1]	Property	Lease Expiration	Total Leased Square Feet	Company's Share: Total Leased Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent[2]	Company's Share: Percent of Annualized Base Rent	Credit Rating[3]: Moody's	Credit Rating[3]: S&P	Market Capitalization (in billions)[3]
Google, Inc.	Various	Various	521,147 (4)	502,538	3.4%	$ 36,948,664	6.8%	Aa2	AA+	$ 789.2
Netflix, Inc.	Various	9/30/2031	420,143 (5)	420,143	2.8	24,402,554	4.5	Ba3	BB-	117.2
Riot Games, Inc.	Element LA	3/31/2030	284,037 (6)	284,037	1.9	16,838,535	3.1	—	—	—
Nutanix, Inc.	Various	5/31/2024	400,115 (7)	400,115	2.7	15,948,362	2.9	—	—	4.5
Qualcomm	Skyport Plaza	7/31/2022	376,817	376,817	2.5	14,080,898	2.6	A2	A-	92.7
Salesforce.com	Rincon Center	Various	265,394 (8)	265,394	1.8	13,699,137	2.5	A3	A	130.2
Square, Inc.	1455 Market	9/27/2023	469,056 (9)	257,981	1.7	12,547,652	2.3	—	SQ	21.2
WeWork Companies, Inc.	Various	Various	380,617 (10)	209,152	1.4	10,602,787	1.9	—	—	—
Dell EMC Corporation	Various	Various	294,756 (11)	294,756	2.0	10,428,071	1.9	—	—	—
Uber Technologies, Inc.	1455 Market	2/28/2025	325,445 (9)	178,995	1.2	9,090,854	1.7	B2	B-	51.8
NFL Enterprises	Various	12/31/2023	167,606 (12)	167,606	1.1	7,361,255	1.4	—	—	—
Regus	Various	Various	150,081 (13)	150,081	1.0	6,477,330	1.2	—	—	—
Baker McKenzie	Clocktower Square	Various	70,030 (14)	70,030	0.5	5,969,752	1.1	—	—	—
GitHub Inc.	Various	6/30/2025	92,450 (15)	92,450	0.6	5,708,864	1.0	—	—	—
Stanford	Various	Various	69,295 (16)	69,295	0.5	5,696,436	1.0	—	—	—
TOTAL			**4,286,989**	**3,739,390**	**25.1%**	**$ 195,801,151**	**35.9%**			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019.
(3) Credit rating and market capitalization data provided by FactSet and as of September 30, 2019.
(4) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring October 31, 2023, (iii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028, and (v) 41,354 square feet at Ferry Building expiring October 31, 2029. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 34 for description of rent phasing and abatements.
(5) Netflix, Inc. expirations by square footage and property: (i) 325,757 square feet at ICON and (ii) 94,386 square feet at CUE. Netflix, Inc. took possession of an additional 302,102 square feet at EPIC for construction of tenant improvements on October 1, 2019. Please see page 44 for description of rent phasing and abatements.
(6) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024.

Page 39 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Fifteen Largest Office Tenants (continued) (7) Nutanix, Inc. expirations by square footage and property: (i) 189,084 square feet at 1740 Technology, (ii) 108,610 square feet at Metro Plaza, and (iii) 102,421 square feet at Concourse. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. At Concourse, Nutanix, Inc. is expected to take possession of an additional 28,930 square feet during fourth quarter 2019. All leases for Nutanix, Inc. will expire on May 31, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021 (the “Termination Date”) by delivering written notice no later than twelve months prior to the Termination Date. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed in May 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease, such that we will begin receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. The Company’s share of sublease GAAP rents (i.e. straight-lined rents) will increase from approximately $0.3 million per month to approximately $0.4 million per month beginning April 2020. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) WeWork Companies Inc. expirations by square footage and property: (i) 5,334 square feet at Palo Alto Square expiring December 31, 2019, (ii) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (iii) 54,336 square feet at Hill7 expiring January 31, 2030, (iv) 95,567 square feet at Maxwell expiring July 31, 2031, (v) 66,056 square feet at 1455 Market expiring October 31, 2031, and (vi) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (11) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during third quarter of 2020, with an expected expiration on June 30, 2026. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, (v) 26,661 square feet at 95 Jackson expiring on October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020. (14) Baker McKenzie expirations by square footage: (i) 34,414 square feet expiring on September 30, 2019 and (ii) 35,616 square feet expiring on April 30, 2029. (15) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (16) Stanford expirations by square footage and property: (i) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019 and (ii) The Board of Trustees of the Leland Stanford Junior University 43,215 square feet at Page Mill Center expiring on December 31, 2022. Page 40 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Office Property Leasing Activity[1]

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Total gross leasing activity		
Rentable square feet[2]	551,721	2,100,470
Gross new leasing activity		
Rentable square feet	212,108	1,470,133
New cash rate	$42.91	$57.52
Gross renewal leasing activity		
Rentable square feet	339,613	630,337
Renewal cash rate	$64.05	$61.01
Total leases expired and terminated		
Contractual (scheduled) expiration	193,721	630,671
Early termination	73,808	184,044
Total	**267,529**	**814,715**
Net absorption		
Leased rentable square feet	(55,421)	655,418
Cash rent growth[3]		
Expiring rate	$51.44	$48.86
New/renewal rate[4]	$57.88	$59.76
Change[5]	12.5%	22.3%
Straight-line rent growth[6]		
Expiring rate	$46.71	$44.82
New/renewal rate[4]	$58.97	$60.69
Change[5]	26.2%	35.4%
Weighted average lease terms		
New (in months)	44.1	120.0
Renewal (in months)	48.5	50.4

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[7]

	Lease Transaction Costs Per Square Foot			
	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019	
	Total	Annual	Total	Annual
New leases	$56.98	$15.49	$104.11	$10.41
Renewal leases	$23.80	$5.89	$21.59	$5.14
Blended	$37.53	$9.64	$80.38	$9.64

(1) Represents 100% share of consolidated and unconsolidated joint ventures.
(2) Includes square footage related to the Company's management offices totaling 53,811 square feet for the three months ended September 30, 2019 and 90,572 square feet for the nine months ended September 30, 2019. Excludes 4,121 square feet of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates.
(3) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.
(4) The new rates being compared to expiring rates for the three months ended September 30, 2019 are calculated using the weighted average starting rates for 87,449 square feet of new leases. The new rates being compared to expiring rates for the nine months ended September 30, 2019 are calculated using the weighted average starting rates for 419,538 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated.

Page 41 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 (5) GAAP and cash rent growth was muted by the conversion of Github's 92,450-square-foot lease at 275 Brannan and 625 Second in San Francisco upon its renewal from a modified gross to triple net expense recovery structure. Adjusted for this conversion, based on estimated current year operating expenses, third quarter GAAP and cash rent growth would have been 34.1% and 19.4%, respectively, and year-to-date GAAP and cash rent growth would have been 38.5% and 25.1%, respectively. (6) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. (7) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. Page 42 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Greater Seattle, Washington						
450 Alaskan	Pioneer Square	57,610	11/19/2018	9/1/2019	$ 40.00	6/30/2029
San Francisco Bay Area, California						
Clocktower Square	Palo Alto	35,616	11/1/2018	8/1/2019	$ 87.00	4/30/2029
Metro Center	Foster City	13,246	12/6/2018	8/1/2019	$ 66.00	1/31/2027
625 Second[3]	San Francisco	43,846	12/17/2018	4/16/2019	$ 52.00	4/30/2027
Ferry Building[4]	San Francisco	12,900	2/1/2019	3/1/2020	$ 102.00	7/31/2029
1455 Market[4]	San Francisco	52,003	2/20/2019	8/20/2019	$ 78.00	9/27/2023
1455 Market[4]	San Francisco	66,056	3/19/2019	10/15/2019	$ 66.00	10/31/2031
Ferry Building[4]	San Francisco	41,354	5/31/2019	11/1/2019	$ 113.00	10/31/2029
625 Second	San Francisco	10,693	6/13/2019	11/1/2019	$ 51.96	4/30/2027
Towers at Shore Center	Redwood Shores	25,549	7/15/2019	7/1/2020	$ 66.00	5/31/2024
Los Angeles, California						
Maxwell	Downtown Los Angeles	55,864	2/12/2019	7/11/2019	$ 49.80	7/31/2031
Maxwell	Downtown Los Angeles	38,962	5/1/2019	9/28/2019	$ 52.28	7/31/2031
Fourth & Traction	Downtown Los Angeles	76,152	7/17/2019	2/1/2020	$ 43.62	5/31/2030
Fourth & Traction	Downtown Los Angeles	45,641	7/17/2019	3/1/2020	$ 41.48	5/31/2030

(1) Consists of leases for more than 10,000 square feet that commenced on or prior to September 30, 2019, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending September 30, 2019.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2019, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) Subsequent to the rent start date, monthly base rent associated with 29,616 square feet is abated for the six-month period from May 2019 through October 2019.
(4) We own 55% of the ownership interest in the consolidated joint ventures that own 1455 Market and Ferry Building.

Page 43 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Uncommenced Office Leases—Next Eight Quarters[1][2]

							Company's Share					
	Q4 2019		Q1 2020		Q2 2020		Q4 2019		Q1 2020		Q2 2020	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia												
Downtown Vancouver[4]	2,880	$ 33.23	8,013	$ 42.22	7,500	$ 34.74	576	$ 33.23	1,603	$ 42.21	1,500	$ 34.74
Subtotal	**2,880**	**33.23**	**8,013**	**42.22**	**7,500**	**34.74**	**576**	**33.23**	**1,603**	**42.21**	**1,500**	**34.74**
Greater Seattle, Washington												
Pioneer Square	12,268	12.42	—	—	—	—	12,268	12.42	—	—	—	—
Subtotal	**12,268**	**12.42**	**—**	**—**	**—**	**—**	**12,268**	**12.42**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California												
San Francisco	4,226	$ —	—	$ —	—	$ —	4,226	—	—	—	—	—
Redwood Shores	99,194	62.32	20,746	68.28	—	—	99,194	62.32	20,746	68.28	—	—
North San Jose	53,416	43.56	4,021	50.40	—	—	51,491	43.37	4,021	50.40	—	—
Subtotal	**156,836**	**54.25**	**24,767**	**65.38**	**—**	**—**	**154,911**	**54.32**	**24,767**	**65.38**	**—**	**—**
Los Angeles, California												
Hollywood	302,102	68.40 [5]	—	—	—	—	302,102	68.40 [5]	—	—	—	—
West Los Angeles	11,510	—	—	—	—	—	11,510	—	—	—	—	—
Subtotal	**313,612**	**65.89**	**—**	**—**	**—**	**—**	**313,612**	**65.89**	**—**	**—**	**—**	**—**
TOTAL UNCOMMENCED	**485,596**	**$ 60.59**	**32,780**	**$ 59.72**	**7,500**	**$ 34.74**	**481,367**	**$ 60.77**	**26,370**	**$ 63.97**	**1,500**	**$ 34.74**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to September 30, 2019, but with commencement dates after September 30, 2019 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases for the five quarters subsequent to Q2 2020.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019.
(5) The entire premises was delivered to Netflix, Inc. for construction of tenant improvements on October 1, 2019. Monthly base rent payments anticipated to commence in the following periods: (i) 136,013 square feet during first quarter 2020 with base rent abatements from the second through the ninth month following rent commencement, (ii) 105,889 square feet during third quarter 2020 with base rent abatements from the second through the eighth month following rent commencement, and (iii) 60,200 square feet during first quarter 2021 with base rent abatements from the second through the seventh month following rent commencement.

Page 44 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Backfilled Office Leases—Next Eight Quarters[1][2]

							Company's Share					
	Q4 2019		Q1 2020		Q2 2020		Q4 2019		Q1 2020		Q2 2020	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia												
Downtown Vancouver[4]	3,689	$ 30.56	21,224	$ 4.71	2,681	$ 30.56	738	$ 30.55	4,245	$ 4.71	536	$ 30.57
Subtotal	**3,689**	**30.56**	**21,224**	**4.71**	**2,681**	**30.56**	**738**	**30.55**	**4,245**	**4.71**	**536**	**30.57**
Greater Seattle, Washington												
Pioneer Square	—	$ —	6,372	$ 43.50	—	$ —	—	$ —	6,372	$ 43.50	—	$ —
Subtotal	**—**	**—**	**6,372**	**43.50**	**—**	**—**	**—**	**—**	**6,372**	**43.50**	**—**	**—**
San Francisco Bay Area, California												
Foster City	23,180	73.20	—	—	—	—	23,180	73.20	—	—	—	—
Redwood Shores	2,548	69.00	—	—	—	—	2,548	69.00	—	—	—	—
Palo Alto	—	—	13,593	92.08	—	—	—	—	13,593	92.08	—	—
Santa Clara	1,270	54.00	—	—	—	—	1,270	54.00	—	—	—	—
North San Jose	36,528	38.35	7,163	40.54	11,009	49.96	36,528	38.35	7,163	40.54	11,009	49.96
Subtotal	**63,526**	**52.61**	**20,756**	**74.29**	**11,009**	**49.96**	**63,526**	**52.61**	**20,756**	**74.29**	**11,009**	**49.96**
Los Angeles, California												
Hollywood	—	—	1,171	—	—	—	—	—	1,171	—	—	—
Subtotal	**—**	**—**	**1,171**	**—**	**—**	**—**	**—**	**—**	**1,171**	**—**	**—**	**—**
Total backfilled	**67,215**	**51.40**	**49,523**	**38.75**	**13,690**	**46.16**	**64,264**	**52.36**	**32,544**	**56.51**	**11,545**	**49.06**
TOTAL UNCOMMENCED AND BACKFILLED	**552,811**	**$ 59.47**	**82,303**	**$ 47.10**	**21,190**	**$ 42.12**	**545,631**	**$ 59.77**	**58,914**	**$ 59.85**	**13,045**	**$ 47.41**

Page 45 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Backfilled Office Leases—Next Eight Quarters[(1)(2)]

	Q3 2020		Q4 2020		Company's Share Q3 2020		Company's Share Q4 2020	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
San Francisco Bay Area, California								
San Francisco	17,039	75.19	6,041	53.56	17,039	75.19	6,041	53.56
North San Jose	—	—	3,198	41.76	—	—	3,198	41.76
Subtotal	**17,039**	**75.19**	**9,239**	**49.48**	**17,039**	**75.19**	**9,239**	**49.48**
Total backfilled	**17,039**	**75.19**	**9,239**	**49.48**	**17,039**	**75.19**	**9,239**	**49.48**
TOTAL UNCOMMENCED AND BACKFILLED	**17,039**	**$ 75.19**	**9,239**	**$ 49.48**	**17,039**	**$ 75.19**	**9,239**	**$ 49.48**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to September 30, 2019, but with commencement dates after September 30, 2019 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases for the three quarters subsequent to Q4 2020.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019.

Page 46 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Expiring Office Leases—Next Eight Quarters[1]

									Company's Share							
	Q4 2019[2]		Q1 2020		Q2 2020		Q3 2020		Q4 2019[3]		Q1 2020		Q2 2020		Q3 2020	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	128,606	$ 23.77 (7)	5,826	$ 19.34	15,546	$ 24.75	29,603	$ 24.01	25,720	$23.77 (7)	1,165	$19.34	3,109	$24.76	5,921	$ 24.01
Subtotal	**128,606**	**23.77**	**5,826**	**19.34**	**15,546**	**24.75**	**29,603**	**24.01**	**25,720**	**23.77**	**1,165**	**19.34**	**3,109**	**24.76**	**5,921**	**24.01**
Greater Seattle, Washington																
Lynnwood	—	—	31,409	20.54	34,474	27.80	—	—	—	—	31,409	20.54	34,474	27.80	—	—
Pioneer Square	6,372	40.16	—	—	—	—	7,690	26.01	6,372	40.16	—	—	—	—	7,690	26.01
Subtotal	**6,372**	**40.16**	**31,409**	**20.54**	**34,474**	**27.80**	**7,690**	**26.01**	**6,372**	**40.16**	**31,409**	**20.54**	**34,474**	**27.80**	**7,690**	**26.01**
San Francisco Bay Area, California																
Foster City	26,050	45.12	—	—	—	—	13,712	68.59	26,050	45.12	—	—	—	—	13,712	68.59
Palo Alto	60,494	85.89 (8)	25,609	82.55	22,846	85.83	20,921	98.12	60,494	85.89 (8)	25,609	82.55	22,846	85.83	20,921	98.12
Redwood Shores	26,057	55.55	17,285	68.26	16,188	64.56	18,839	66.00	26,057	55.55	17,285	68.26	16,188	64.56	18,839	66.00
San Francisco	1,635	122.59	42,978	55.18	36,652	60.69	10,815	61.39	900	122.49	31,305	59.34	32,901	55.61	9,211	59.12
North San Jose	98,714	34.68 (9)	71,165	40.60 (10)	34,927	37.05	46,133	39.12	98,714	34.68 (9)	71,165	40.60 (10)	34,927	37.05	46,133	39.12
Santa Clara	20,061	38.85	10,535	47.94	20,347	51.45	8,741	52.56	20,061	38.85	10,535	47.94	20,347	51.45	8,741	52.56
Subtotal	**233,011**	**52.45**	**167,572**	**54.06**	**130,960**	**57.82**	**119,161**	**60.13**	**232,276**	**52.23**	**155,899**	**54.82**	**127,209**	**56.42**	**117,557**	**59.93**
Los Angeles, California																
Hollywood	11,900	51.29	40,887	43.79	—	—	—	—	11,900	51.29	40,887	43.79	—	—	—	—
Torrance	113,000	29.44 (11)	—	—	—	—	—	—	113,000	29.44 (11)	—	—	—	—	—	—
West Los Angeles	12,112	48.56	29,915	11.23	9,397	53.17	—	—	12,112	48.56	23,458	13.04	9,397	53.17	—	—
Subtotal	**137,012**	**33.03**	**70,802**	**30.04**	**9,397**	**53.17**	**—**	**—**	**137,012**	**33.03**	**64,345**	**32.58**	**9,397**	**53.17**	**—**	**—**
TOTAL	**505,001**	**$ 39.72**	**275,609**	**$ 43.34**	**190,377**	**$ 49.45**	**156,454**	**$ 51.62**	**401,380**	**$43.66**	**252,818**	**$44.74**	**174,189**	**$50.01**	**131,168**	**$ 56.32**
Expirations as % of In-Service Portfolio	**3.6%**		**2.0%**		**1.4%**		**1.1%**		**3.4%**		**2.1%**		**1.5%**		**1.1%**	

Page 47 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Expiring Office Leases—Next Eight Quarters[1] (continued)

									Company's Share							
	Q4 2020		Q1 2021		Q2 2021		Q3 2021		Q4 2020		Q1 2021		Q2 2021		Q3 2021	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	38,130	$25.91	11,644	$23.54	16,165	$20.51	74,379	$25.94 (12)	7,627	$25.91	2,328	$23.55	3,233	$20.51	14,874	$25.95 (12)
Subtotal	**38,130**	**25.91**	**11,644**	**23.54**	**16,165**	**20.51**	**74,379**	**25.94**	**7,627**	**25.91**	**2,328**	**23.55**	**3,233**	**20.51**	**14,874**	**25.95**
Greater Seattle, Washington																
Denny Triangle	656	33.18	39,024	30.75	—	—	—	—	656	33.18	39,024	30.75	—	—	—	—
Lynnwood	—	—	5,603	21.22	—	—	—	—	—	—	5,603	21.22	—	—	—	—
Pioneer Square	7,342	14.51	70,292	30.83 (13)	1,599	41.92	84,614	32.74 (14)	7,342	14.51	70,292	30.83 (13)	1,599	41.92	84,614	32.74 (14)
Subtotal	**7,998**	**16.04**	**114,919**	**30.34**	**1,599**	**41.92**	**84,614**	**32.74**	**7,998**	**16.04**	**114,919**	**30.34**	**1,599**	**41.92**	**84,614**	**32.74**
San Francisco Bay Area, California																
Foster City	2,189	73.03	4,988	75.82	—	—	6,462	60.66	2,189	73.03	4,988	75.82	—	—	6,462	60.66
Palo Alto	44,170	74.96	10,316	98.55	46,734	78.18	24,264	59.93	44,170	74.96	10,316	98.55	46,734	78.18	24,264	59.93
Redwood Shores	63,094	45.48 (15)	10,766	49.45	62,473	63.81 (16)	74,232	59.50 (17)	63,094	45.48 (15)	10,766	49.45	62,473	63.81 (16)	74,232	59.50 (17)
San Francisco	12,380	89.31	920	91.75	3,724	117.49	60,308	39.26 (18)	9,528	83.80	672	80.39	2,048	117.50	60,308	39.26 (18)
North San Jose	52,444	39.51 (19)	71,162	40.15 (20)	53,645	42.93 (21)	85,995	39.92 (22)	52,444	39.51 (19)	71,162	40.15 (20)	53,645	42.93 (21)	85,995	39.92 (22)
Santa Clara	19,074	51.99	8,035	53.25	8,191	53.83	13,014	55.47	19,074	51.99	8,035	53.25	8,191	53.83	13,014	55.47
Subtotal	**193,351**	**54.35**	**106,187**	**49.88**	**174,767**	**61.92**	**264,275**	**48.38**	**190,499**	**53.56**	**105,939**	**49.71**	**173,091**	**61.38**	**264,275**	**48.38**
Los Angeles, California																
Hollywood	—	—	13,518	52.08	—	—	—	—	—	—	13,518	52.08	—	—	—	—
West Los Angeles	2,458	56.52	5,866	50.35	—	—	4,791	64.56	2,458	56.52	5,866	50.35	—	—	4,791	64.56
Subtotal	**2,458**	**56.52**	**19,384**	**51.56**	—	—	**4,791**	**64.56**	**2,458**	**56.52**	**19,384**	**51.56**	—	—	**4,791**	**64.56**
TOTAL	**241,937**	**$48.63**	**252,134**	**$39.89**	**192,531**	**$58.28**	**428,059**	**$41.57**	**208,582**	**$51.14**	**242,570**	**$40.43**	**177,923**	**$60.46**	**368,554**	**$44.09**
Expirations as % of In-Service Portfolio	**1.7%**		**1.8%**		**1.4%**		**3.1%**		**1.7%**		**2.0%**		**1.5%**		**3.1%**	

(1) This does not reflect 45,658 square feet that expired on September 30, 2019. This table omits submarkets without any expirations over the next eight quarters.
(2) Fourth quarter 2019 expiring square footage does not include 54,836 square feet of month-to-month leases.
(3) Fourth quarter 2019 expiring square footage does not include 43,411 square feet of month-to-month leases.
(4) Includes leases that expire on the last day of the quarter.
(5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

Page 48 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Expiring Office Leases—Next Eight Quarters(1) (continued) (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2019. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Deloitte Management Services for 93,156 square feet, (ii) Dialpad Canada Inc. for 4,782 square feet, and (iii) Dynamic Funds for 2,775 square feet. (8) Total expiring square footage consists of: (i) Baker McKenzie at Clocktower Square for 34,414 square feet and (ii) The Board of Trustees of Leland Stanford at Palo Alto Square for 26,080 square feet,. (9) Top three expiring tenants by square footage: (i) Ensighten, Inc. at Concourse for 28,930 square feet, (ii) Aerotek, Inc. at Concourse for 12,427 square feet, and Sikka Software Corporation for 9,858 square feet. (10) Top three expiring tenants by square footage: (i) Hensel Phelps at Concourse for 13,688 square feet, (ii) Quantum Corporation at Concourse for 7,654 square feet, and (iii) TDK Corporation at 1740 Technology for 7,386 square feet. (11) Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet. (12) Top three expiring tenants at Bentall Centre by square footage : (i) CIBC World Markets, Inc. for 36,978 square feet, (ii) PBI Actuarial Consultants LTD. for 12,391 square feet, and (iii) Just Systems Canada, Inc. for 6,906 square feet. (13) Total expiring square footage consists of: (i) Nuance Communications at 505 First Avenue for 45,568 square feet, and (ii) Qualtrics, LLC at 83 King Street for 24,724 square feet. (14) Top three expiring tenants by square footage: (i) Blue Nile, Inc. at 411 First for 39,072 square feet, (ii) McGraw-Hill at 83 King for 24,646 square feet, and (iii) Restaurants Unlimited, Inc. at 411 First for 12,901 square feet. (15) Top three expiring tenants by square footage: (i) Wells Fargo Insurance Services USA, Inc. at Skyway Landing for 40,257 square feet, (ii) Jetblue Airways Corp. at Skyway Landing for 6,708 square feet, and (iii) Colliers Parrish International, Inc. for 6,257 square feet. (16) Top three expiring tenants by square footage: (i) Iovance Biotherapeutics at Skyway Landing for 29,165 square feet, (ii) Education Elements, Inc. at Skyway Landing for 6,405 square feet, and (iii) Lastline, Inc. at Towers at Shore Center for 6,368 square feet. (17) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Thought Stream LLC at Skyway Landing for 8,820 square feet, and (iii) Adaptive Spectrum and Signal Alignment, Inc. at Towers at Shore Center for 8,461 square feet. (18) Total expiring square footage consists of : (i) General Services Administration at 901 Market for 40,626 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) Forest City Residential Group at 875 Howard for 6,031 square feet. (19) Top three expiring tenants by square footage: (i) US Jade Corp. at Concourse for 10,940 square feet, (ii) College Entrance Examination at Gateway for 6,451 square feet, and (iii) CSAA Insurance Exchange at Concourse for 6,319 square feet. (20) Top three expiring tenants by square footage: (i) Siliconware USA, Inc. at Concourse for 15,777 square feet, (ii) Robin Systems at Concourse for 13,016 square feet, and (iii) Whitehat Security, Inc. at Concourse for 8,425 square feet. (21) Top three expiring tenants by square footage: (i) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, (ii) CCS Associates, Inc. at Gateway for 8,151 square feet, and (iii) First Alarm Security and Patrol, Inc. at Concourse for 6,525 square feet. (22) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Skybox Security, Inc. at Gateway for 13,269 square feet, and (iii) Contract Office Group Inc. at Concourse for 9,956 square feet. Page 49 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases(1)(2)	Square Footage of Expiring Leases(1)(3)	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot(4)	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration(5)
Vacant		865,259	827,432	6.5%					
2019(6)	62	528,106	419,110	3.3	$ 18,133,553	3.1%	$ 43.27	$ 18,255,715	$ 43.56
2020	164	864,377	766,757	6.0	37,240,579	6.2	48.57	38,076,346	49.66
2021	165	1,507,632	1,334,306	10.5	61,134,789	10.2	45.82	64,187,748	48.11
2022	173	1,439,227	1,263,351	9.9	60,453,781	10.1	47.85	65,738,901	52.04
2023	113	1,798,572	1,392,518	10.9	62,467,064	10.4	44.86	70,031,880	50.29
2024	119	1,757,658	1,565,769	12.3	78,247,012	13.0	49.97	89,579,033	57.21
2025	52	1,316,875	1,065,790	8.4	57,393,706	9.5	53.85	68,890,285	64.64
2026	26	389,136	356,857	2.8	21,333,794	3.5	59.78	25,916,314	72.62
2027	21	545,669	471,666	3.7	25,473,711	4.2	54.01	32,535,553	68.98
2028	23	644,016	571,891	4.5	34,989,172	5.8	61.18	44,233,776	77.35
Thereafter	37	1,845,746	1,582,649	12.4	85,950,279	14.3	54.31	118,940,006	75.15
Building management use	28	176,889	165,718	1.3	—	—	—	—	—
Signed leases not commenced(7)	32	1,118,480	959,652	7.5	58,421,219	9.7	60.88	81,734,716	85.17
TOTAL/WEIGHTED AVERAGE	**1,015**	**14,797,642**	**12,743,466**	**100.0%**	**$ 601,238,659**	**100.0%**	**$ 50.46**	**$ 718,120,273**	**$ 60.27**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2019.
(2) Total expiring square footage does not include 54,836 square feet of month-to-month leases.
(3) Total expiring square footage does not include 43,411 square feet of month-to-month leases.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2019.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2019.
(6) Excludes 22,553-square-foot management office occupied by the Company. The management office is being reflected under building management use in the table above.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of September 30, 2019 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements)) under uncommenced leases for vacant space as of September 30, 2019, divided by (ii) square footage under uncommenced leases as of September 30, 2019.

Page 50 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Definitions Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/ premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).  Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partner’s share of consolidated joint venture partner debt. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7 joint venture are included. Page 52 of 56

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2019 Definitions (continued) Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”), including stock grants under our 2016 OPP, 2017 OPP, 2018 OPP and 2019 OPP and dilutive one-time retention award grants (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under its 2016 OPP, 2017 OPP, 2018 OPP, 2019 OPP and one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Page 53 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income	$ 62,955	$ 20,270	$ 38,883	$ 92,524
Adjustments:				
Loss from unconsolidated real estate investments	260	—	345	—
Interest expense	26,590	20,131	77,492	59,965
Interest income	(1,002)	(418)	(3,034)	(493)
Transaction-related expenses	331	165	459	283
Other loss (income)	333	(25)	258	(748)
Unrealized gain on non-real estate investment	—	—	—	(928)
Gain on sale of real estate	(47,100)	(3,735)	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
General and administrative	17,661	14,280	54,099	46,047
Depreciation and amortization	69,781	62,224	207,892	183,483
Net Operating Income	**$ 129,809**	**$ 112,892**	**$ 381,495**	**$ 336,796**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 127,211	$ 117,335	$ 326,101	$ 310,628
Straight-line rent	6,033	4,680	20,848	9,913
Amortization of above-market and below-market leases, net	1,928	2,336	5,750	7,015
Amortization of lease incentive costs	(414)	(338)	(1,128)	(1,021)
Same-Store Office revenues	**134,758**	**124,013**	**351,571**	**326,535**
Same-Store Studios cash revenues	21,934	18,658	58,584	51,731
Straight-line rent	214	594	893	1,024
Amortization of lease incentive costs	(9)	—	(28)	—
Same-Store Studio revenues	**22,139**	**19,252**	**59,449**	**52,755**
Same-Store property revenues	**156,897**	**143,265**	**411,020**	**379,290**
Same-Store Office cash expenses	43,629	39,563	106,186	102,298
Straight-line rent	106	106	—	—
Amortization of above-market and below-market ground leases, net	590	590	1,725	1,725
Same-Store Office expenses	**44,325**	**40,259**	**107,911**	**104,023**
Same-Store Studio cash expenses	11,396	10,511	31,820	28,580
Same-Store Studio expenses	**11,396**	**10,511**	**31,820**	**28,580**
Same-Store property expenses	**55,721**	**50,770**	**139,731**	**132,603**
Same-Store net operating income	**101,176**	**92,495**	**271,289**	**246,687**
Non-Same-Store net operating income	**28,633**	**20,397**	**110,206**	**90,109**
Net Operating Income	**$ 129,809**	**$ 112,892**	**$ 381,495**	**$ 336,796**

Page 54 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Reconciliation of Net Income to Company's Share of Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income	$ 62,955	$ 20,270	$ 38,883	$ 92,524
Adjustments:				
Loss from unconsolidated real estate investments	260	—	345	—
Interest expense	26,590	20,131	77,492	59,965
Interest income	(1,002)	(418)	(3,034)	(493)
Transaction-related expenses	331	165	459	283
Other loss (income)	333	(25)	258	(748)
Unrealized gain on non-real estate investment	—	—	—	(928)
Gain on sale of real estate	(47,100)	(3,735)	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
General and administrative	17,661	14,280	54,099	46,047
Depreciation and amortization	69,781	62,224	207,892	183,483
Company's Share of NOI from unconsolidated real estate entity	2,775	—	3,545	—
Net Operating Income Partner's share of consolidated entities	(7,917)	(5,110)	(22,673)	(15,734)
Net Operating Income Company's Share	**$ 124,667**	**$ 107,782**	**$ 362,367**	**$ 321,062**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 120,838	$ 111,593	$ 308,310	$ 292,836
Straight-line rent	5,248	4,674	18,372	10,191
Amortization of above-market and below-market leases, net	1,928	2,336	5,750	7,015
Amortization of lease incentive costs	(389)	(313)	(1,053)	(946)
Same-Store Office revenues Company's Share	**127,625**	**118,290**	**331,379**	**309,096**
Same-Store Studios cash revenues	21,934	18,658	58,584	51,731
Straight-line rent	214	594	893	1,024
Amortization of lease incentive costs	(9)	—	(28)	—
Same-Store Studio revenues Company's Share	**22,139**	**19,252**	**59,449**	**52,755**
Same-Store property revenues Company's Share	**149,764**	**137,542**	**390,828**	**361,851**
Same-Store Office cash expenses	41,435	37,641	100,045	96,678
Straight-line rent	106	106	—	—
Amortization of above-market and below-market ground leases, net	590	590	1,725	1,725
Same-Store Office expenses Company's Share	**42,131**	**38,337**	**101,770**	**98,403**
Same-Store Studio cash expenses	11,396	10,511	31,820	28,580
Same-Store Studio expenses Company's Share	**11,396**	**10,511**	**31,820**	**28,580**
Same-Store property expenses Company's Share	**53,527**	**48,848**	**133,590**	**126,983**
Same-Store net operating income Company's Share	**96,237**	**88,694**	**257,238**	**234,868**
Non-Same-Store net operating income Company's Share	**28,430**	**19,088**	**105,129**	**86,194**
Net Operating Income Company's Share	**$ 124,667**	**$ 107,782**	**$ 362,367**	**$ 321,062**

Page 55 of 56

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2019

Total Revenues Components

Unaudited, in thousands

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Office				
Cash rent	$ 137,632	$ 120,010	$ 395,580	$ 356,018
Cash tenant recoveries	28,325	24,615	78,681	67,479
Straight-line rent	10,919	7,074	38,709	31,366
Amortization of above-market and below-market leases, net	2,810	3,228	9,919	2,456
Amortization of lease incentive costs	(489)	(349)	(1,239)	(63)
Services revenue	6,818	6,868	19,270	19,272
Total office revenues	**186,015**	**161,446**	**540,920**	**476,528**
Studio				
Cash rent	10,117	11,137	34,659	31,798
Cash tenant recoveries	764	299	2,477	1,153
Straight-line rent	214	594	893	1,024
Amortization of lease incentive costs	(9)	—	(28)	—
Services revenue and other	11,117	7,222	23,342	19,482
Total studio revenues	**22,203**	**19,252**	**61,343**	**53,457**
Total revenues[(1)]	$ 208,218	$ 180,698	$ 602,263	$ 529,985

(1) Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our Consolidated Statements of Operations. We adopted ASC 842, Leases, on January 1, 2019 using the modified retrospective approach and elected to apply the transition method of the standard at the beginning of the period of adoption. For leases at our office properties we elected a practical expedient in ASC 842, which requires us to include all revenues related to tenant leases in our Rental line item in our GAAP Consolidated Statement of Operations and as a result we do not disclose tenant recoveries as a separate GAAP revenue measure. However, we believe that tenant recoveries are useful to investors as a supplemental measure of our ability to recover operating expenses, property taxes, insurance and other expenses. The table above separately presents our rental components for 2019 and 2018 based on the 2018 presentation. Tenant recoveries are not a measure of revenues as allowed by GAAP and the presentation above should not be considered an alternative to our GAAP measures included in our Consolidated Statement of Operations.

Page 56 of 56

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